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                                                                       EXHIBIT 5

                           ROBINSON BRADSHAW & HINSON

                                  May 31, 2002


EnPro Industries, Inc.
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209

Re: Registration statement on Form S-8 of EnPro Industries, Inc. relating to the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc.
         Retirement Savings Plan for Salaried Workers

Ladies and Gentlemen:

         We have served as counsel to EnPro Industries, Inc., a North Carolina corporation (the "Corporation"), in connection with the preparation by the Corporation of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of up to 100,000 shares of the Corporation's common stock, $.01 par value per share (the "Shares"), to be issued by the Corporation pursuant to the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers (the "Plans") and preferred stock purchase rights associated with the Shares.

         We have examined the Plans, the Restated Articles of Incorporation of the Corporation and the amendment thereto listed as exhibits to the Registration Statement (the "Charter"), the Amended Bylaws of the Corporation listed as an exhibit to the Registration Statement (the "Bylaws"), and such other corporate and other documents and records and certificates of public officials as we have deemed necessary or appropriate for the purposes of this opinion.

         We have assumed (i) the authority and genuineness of all signatures,
(ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

         Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, if and when originally issued and sold by the Corporation pursuant to the terms and conditions of the Plans, and upon payment of the consideration payable therefor pursuant to the Plans, will be legally issued, fully paid and nonassessable and will represent validly authorized and outstanding shares of common stock of the Corporation.


                                Attorneys at Law
               Charlotte Office: 101 North Tryon St., Suite 1900,
             Charlotte, NC 28246 Ph: 704.377.2536 Fx: 704.378.4000
     South Carolina Office: 223 E. Main St., Suite 600, P.O. Drawer 12070,
             Rock Hill, SC 29731 Ph: 803.325.2900 Fx: 803.325.2929

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EnPro Industries, Inc.
May 31, 2002
Page 2


         We have assumed that the Corporation and those officers and employees who may purchase Shares under the Plans will have complied with the relevant requirements of the Plans, that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares.

         The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Securities Act of 1933 and the Charter and Bylaws not being further amended prior to the issuance of the Shares.

         The foregoing opinions are limited to the laws of the State of North Carolina, and we express no opinion with respect to the laws of any other state or jurisdiction.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       ROBINSON, BRADSHAW & HINSON, P.A.

                                       /s/ Robinson, Bradshaw & Hinson, P.A.